EXHIBIT 99.1

General Employment to Present at the 27th Annual ROTH Capital Partners Growth Stock Conference on March 10, 2015

General Employment’s Management Will Conduct One-on-One Meetings and Discuss its Growth Strategy and Scribe Acquisition

Naperville, IL – Mar 5, 2015 – General Employment Enterprises, Inc. (“the Company”) (NYSE MKT: JOB), a public staffing solutions provider will present at the Roth Capital Conference on March 10, 2015 at the Ritz Carlton Laguna Niguel hotel at 4:00 pm. The annual ROTH Conference brings together public and private companies as well as approximately 1,000 investors in Dana Point, CA. from March 8-11, 2015. It is one of the largest of its kind in the U.S. The event provides attendees with investment ideas across a wide variety of sectors, including business services. The conference will feature company presentations, Q&A sessions, expert panels and thousands of management one-on-one and small group meetings. Incoming Chief Executive Officer (CEO), Derek Dewan will present with Chief Financial Officer (CFO) and Interim CEO, Andrew Norstrud. They will provide the investment community with an overview of General Employment’s aggressive growth strategy, operations, financial position and value proposition. Mr. Dewan and Mr. Norstrud will be available for one-on-one meetings during the three-day conference. Investors attending the conference may schedule a one-on-one meeting by contacting oneononerequests@roth.com (mail to: oneononerequests@roth.com). Dewan, who built the global public staffing solutions giant MPS Group into a multi-billion dollar company and subsequently sold to Adecco for $1.3 billion in 2009, will reveal his plan for taking General Employment on a similar growth trajectory. He will officially become CEO of the Company following the anticipated March 31, 2015 closing of the Scribe Solutions, Inc. acquisition by General Employment. Commenting on the conference Mr. Dewan stated, “We are delighted to be invited to present our growth strategy for the Company at the Roth conference this year. Together with Andrew (Norstrud) and our dedicated and hard working employees, we plan to significantly increase General Employment’s presence in the staffing market, deliver outstanding customer service and significantly increase revenue and profitability as we execute the Company’s growth strategy which includes accelerated organic growth and making strategic acquisitions. With the acquisition of Scribe Solutions, General Employment will enter the higher margin healthcare market and increase its presence in the fast growing healthcare industry.”

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the "Company") is a provider of specialized staffing solutions and was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may", "plans", "expects", "anticipates", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential", "intends", "suggests", "appears", "seeks", or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Interim CEO & CFO:
Andrew J. Norstrud
invest@genp.com

Incoming CEO:
Derek Dewan
invest@genp.com